Exhibit 10.1

DSH XMAX B300 GPUaaS Service Agreement

1 Parties and interpretation

1.1 Provider: DSH HYPER PTE. LTD., incorporated in Singapore, at 1 COLEMAN STREET, #06-02A, THE ADELPHI, SINGAPORE 179803, registration number 201227680K (DSH). Customer: XMax Inc., incorporated in Nevada, United States, at 6565 E. Washington Blvd., Commerce, CA 90040, registration number NV20091105529 (XMAX). This Agreement is signed on October 28, 2026. Each signatory shall have the necessary corporate authority.

1.2 XMAX is the contracting customer and primary obligor for its own obligations under this Agreement. XMax AI Inc. is the authorized operating end user (Authorized Operator). XMAX shall procure its compliance and is responsible for its acts and omissions in connection with the Services as if its own. The Authorized Operator does not replace XMAX as contracting party or designated successor under Article 12.

1.3 KT means kt cloud Co., Ltd., the registered legal entity identified in the Upstream Agreement. Upstream Agreement means the KT–DSH B300 master service agreement for these Services, including the agreed appendices and effective amendments.

1.4 Services means the capacity, included storage and infrastructure support in Schedule 1. Service Charges means the aggregate amounts in Schedule 2, subject to the contractual billing commencement and configuration, billable days and express credits under Articles 3 to 5. KT Portion means the supported KT receivable for the same Services and service period, payable by XMAX on DSH’s behalf. DSH Remaining Amount means the balance of the aggregate Service Charges after deducting the KT Portion on a consistent tax and credit basis. Neither portion includes an unrelated DSH debt.

1.5 Business Day means a day on which banks are open for ordinary business in Seoul. Unless expressly stated otherwise, days are calendar days. Effective Date means the date on which this Agreement has been duly executed with the necessary corporate authority and the signed Upstream Agreement actually becomes effective. The permitted later delivery of documents and security under Article 2 does not defer the fixed Service and Billing Commencement Date of 29 October 2026 under Article 3.5.

1.6 XMAX Breach means a breach of this Agreement by XMAX or a person for whose relevant conduct XMAX is responsible. XMAX-Attributable Upstream Liability means an actual, documented and enforceable liability of DSH under the identified Upstream Agreement, limited to the extent directly caused by XMAX Breach and related to these Services. It excludes the portion caused solely by DSH’s independent breach and unrelated DSH business. A lawful exercise of an express contractual right is not a breach.

1.7 Required Security means both the SBLC and the separate Corporate Guarantee described in Article 7. The SBLC secures only the Secured Obligations defined in the SBLC, and the Corporate Guarantee secures only the Guaranteed Obligations defined in the Corporate Guarantee, in each case subject to their express scope, exclusions, conditions and limits. Neither instrument secures any other obligation, liability or debt of DSH. An ordinary downstream invoice does not itself amend either security instrument.

1.8 This Agreement allocates the transaction between DSH and XMAX and does not amend KT’s rights or an issuing bank’s undertaking. DSH shall pass through the relevant KT obligations without imposing a separate DSH guarantee, additional security or additional penalty. The agreed Service Charges, payment allocation and operational-consent arrangements remain enforceable under this Agreement. Any internal allocation, reimbursement right or dispute does not delay payment to KT, a complying SBLC honour, a valid Corporate Guarantee demand or timely replenishment. KT’s contractual and judicial recovery rights are preserved as stated in Article 16. The Upstream Agreement and its redacted copy are not incorporated into this Agreement and impose no obligation on XMAX except as expressly stated and agreed by XMAX in this Agreement.

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2 Signing effectiveness and closing

2.1 The parties shall sign this Agreement and obtain the corporate approvals and authority required for the upstream execution. DSH shall then complete the matching upstream execution and obtain the necessary KT acceptance of the two-leg payment protocol and end-user structure. In accordance with KT’s revised Articles 2.7, 2.8, 9.1 and 9.2, the specified documents and security may be delivered after Service commencement but must be delivered no later than 17 November 2026. This delivery timetable does not postpone the commencement and payment dates below or mean that an unsigned guarantee or bank application is an issued security instrument.

2.2 The required package comprises this signed Agreement; the signed Upstream Agreement and its identified redacted annex; the corporate and end-user approvals actually required by KT; the original Corporate Guarantee Agreement (the “Corporate Guarantee”) executed by XMax Inc.’s CEO or duly authorized signatory; the KT- and bank-accepted SBLC and required issuance evidence; and the two-leg payment protocol. The original Corporate Guarantee, executed this agreement and required board-resolution copy under upstream Article 2.7 shall reach KT no later than 17 November 2026. SBLC and Corporate Guarantee delivery are separate obligations under that revised timetable and are not restated here as pre-commencement delivery conditions. DSH shall not require an additional guarantee, deposit or jointly controlled account. This does not prohibit the separate third-party account for disputed DSH Remaining Amount (B) (as defined in schedule 2) under Article 7.14A and such third-party account does not hold the KT Portion or create additional security for KT.

2.3 Subject to Articles 2.7 and 2.9, XMAX shall use commercially reasonable efforts to procure actual SBLC issuance and advice by authenticated SWIFT MT760 to KT’s nominated bank no later than 17 November 2026, and provide the formal application and progress evidence required by upstream Article 2.7(a). Application evidence does not satisfy the actual issuance deadline. Failure to procure SBLC issuance by that date, including because the issuing bank declines or delays issuance, is not XMAX Breach and has only the consequences in Article 2.7.

2.4 DSH shall provide KT the executed downstream agreement and supporting corporate records required for this transaction, with permitted commercial redactions, within the Article 2.2 delivery timetable. The specified corporate approvals, including for the Corporate Guarantee and SBLC matters may be completed no later than 17 November 2026, provided that their pending status is accurately disclosed and each document is executed with valid signing authority when signed. Before that deadline, accurately disclosed pending status does not itself constitute an inaccurate representation or trigger upstream Article 14.5. This alignment does not extend any service, invoice, payment or security deadline. KT has confirms in its upstream agreement with DSH that XMax Inc. as the downstream contracting Guarantor and XMax AI Inc. as the operating End-User. The required downstream agreement and board resolution shall correspond to XMax Inc. in that capacity. Neither party shall sign a side agreement that materially undermines the disclosed security, payment or service arrangements.

2.5 From signature, the parties are bound by their cooperation, confidentiality, authority, document-preparation, notices and governing-law obligations. Service Charges accrue under Articles 3 to 5 from the fixed 29 October 2026 Billing Commencement Date once the duly executed agreements are operative, subject to Article 2.7 on a Closing Failure. Continuing testing or the permitted document-delivery period does not create an additional non-billable period. DSH shall provide the signed upstream record and promptly notify XMAX of any KT-agreed change affecting that timetable; neither party may unilaterally change the agreed date. Article 11 does not apply to a termination before the Effective Date or following a Closing Failure.

2.6 The parties shall complete the execution particulars and the security forms. Unresolved fields shall be completed with the party whose acceptance is required; DSH shall not add an independent security condition. Existing executed obligations or bank instruments continue until amended or released under their own terms.

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2.7 Initial Setup Fee and initial service period. Notwithstanding Articles 1.5, 2.5, 2.8, 2.9, 4.3, 10.10, 16 and any inconsistent provision of this Agreement, the initial effectiveness and discontinuation of initial services are addressed here, and the initial arrangement in this Article takes effect upon execution by representatives duly authorized to commit to that arrangement, independently of approval of the long-term commitment. The first payment due on 6 November 2026, KRW 2,784,928,901 on the existing tax basis, is a single, non-recurring Setup Fee covering data-centre preparation, server installation, configuration and testing, capacity reservation and the initial equipment-use entitlement. It recognizes the preparatory services and resource commitments already undertaken for the initial deployment. The amount, due date and two-leg payment remain unchanged: KT Portion (A) of KRW 2,658,054,300 is paid to KT on DSH’s behalf and DSH Remaining Amount (B) of KRW 126,874,601 is paid to DSH. This is not an additional charge. The initial equipment-use entitlement/service runs from 29 October 2026 until the earlier of (i) 30 November 2026 and (ii) 17 November 2026, if the board approval of XMax Inc. or the SBLC, the Corporate Guarantee or the other required documents have not been obtained or provided by that date, or if on or before that date XMAX confirms in writing that it cannot obtain them (each, a “Closing Failure”). Existing rights to suspend Services for non-payment remain unaffected. The Setup Fee is non-refundable once paid and is not reduced or prorated because the initial-use period ends on 17 November under this Article; the fee covers the preparation, resource commitment and limited initial-use entitlement as a package, rather than a separately refundable daily usage balance. The long-term service commitment remains subject to the required XMAX board approval and completion of the applicable closing requirements. On a Closing Failure, the long-term commitment does not commence, the initial arrangement ends on 17 November 2026, and the Closing Failure is not XMAX Breach. Notwithstanding any other provision of this Agreement, the Upstream Agreement or any security document, the Setup Fee is the sole and exclusive liability of XMAX and the Authorized Operator arising from or in connection with a Closing Failure or the resulting termination, and XMAX and the Authorized Operator shall have no other liability to DSH or KT, including for any Service Charges for any period after the initial-use period, the Early Termination Penalty, any one-month or other settlement amount under upstream Article 2.8, termination compensation, damages, interest, indemnities or costs, and Articles 9.5, 9.9, 10.7, 11 and 14.2A do not apply. No Corporate Guarantee or SBLC obligation arises unless that instrument has been validly executed or issued, and XMAX is not a party to and has no obligation to KT under the Upstream Agreement. If the long-term arrangement proceeds, the Setup Fee is credited once against the already scheduled October and November amounts without duplicate billing or alteration of the agreed sixty-month dates or Schedule 2 totals. This Article neither dispenses with valid signing authority nor extends KT’s 17 November deadline, and does not amend KT’s invoices, security requirements, settlement requirements or contractual and judicial recovery rights preserved under the Upstream Agreement; amounts paid to DSH are not deemed received by KT. For the avoidance of doubt, the special Closing Failure exit and settlement arrangement under this Article applies solely to the initial Setup Fee and initial service period commencing on 29 October 2026 and scheduled to end on 30 November 2026, with cessation on 17 November 2026 in the event of a Closing Failure. It is conditional upon the initial Setup Fee having been paid in full in accordance with the agreed payment terms, including payment of KT Portion (A) to KT and DSH Remaining Amount (B) to DSH. It does not create any recurring or later-term exit right. Non-payment or late payment of the initial Setup Fee remains subject to the agreed payment provisions.

2.8 Outside date. If the Effective Date has not occurred by 30 November 2026, either party may terminate this Agreement by written notice, unless the parties have agreed a later date in writing. No Early Termination Penalty, termination compensation or other amount under Article 11 arises from that termination. Within ten Business Days after termination, DSH shall return all funds then held by it for XMAX, shall promptly seek any corresponding refund from KT and the relevant banks, and shall remit each refund within ten Business Days after receiving it. DSH shall procure the release of the Corporate Guarantee and the SBLC within thirty days after termination, shall bear the issuing bank’s costs of release, and shall indemnify XMAX for any payment under either instrument after the termination date. The termination does not release liability for an earlier breach of the obligations that bind from signature under Article 2.5.

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2.9 Board approval of the Corporate Guarantee. XMAX’s obligation to deliver the Corporate Guarantee is conditional on approval of its final text and amount by the board of directors of XMax Inc. Accurately disclosed pending status before 17 November 2026 is treated under Article 2.4. Failure to obtain the board approval or to deliver the Corporate Guarantee or the SBLC is not XMAX Breach and has only the consequences in Article 2.7. If KT terminates the Upstream Agreement because that approval or security has not been given, the termination is not XMAX Breach, XMAX’s liability is limited to the Setup Fee under Article 2.7, and Article 11 does not apply. XMAX is not required to deliver a Corporate Guarantee that does not state a maximum principal amount. DSH shall not sign the Upstream Agreement before XMAX has confirmed in writing that the board has given that approval, unless XMAX authorizes DSH in writing to sign earlier. DSH shall not submit, present or rely on the Corporate Guarantee or the SBLC before the Effective Date unless XMAX has authorized it in writing. DSH shall give XMAX the final texts of the Corporate Guarantee and the SBLC accepted by KT in time for that approval.

3 Capacity delivery and commencement

3.1 The initial configuration is 60 B300 nodes with 480 GPUs and 300 TB of VAST Storage. The final configuration is 64 B300 nodes with 512 GPUs and 560 TB of VAST Storage. Expansion comprises four nodes and a further 260 TB. The reference delivery stages are in Schedule 1. The initial Service and Billing Commencement Date is fixed under Article 3.5; the matched billable configuration and any expansion adjustment are recorded under Articles 3.4 and 4.4.

3.2 DSH shall coordinate the common technical test and delivery record with XMAX and KT. It shall identify the equipment inventory, usable storage, network and interconnect requirements, redundancy, permitted access, test methods, pass criteria, affected capacity, defects, repairs and retest results. Testing concerns the agreed service scope and supports remediation and any applicable SLA claim; it does not postpone the fixed Billing Commencement Date. Separately requested disks or customer-supplied items do not create an additional non-billable period unless KT and the parties agree otherwise in writing.

3.3 DSH shall forward KT’s provisioning-completion notice and available test package without delay and no later than one Business Day after receipt. XMAX shall promptly review the relevant technical evidence and notify specific material defects in writing, and the parties shall cooperate on correction and retesting. Any particular testing or claim deadline shall follow the applicable KT requirements; forwarding and internal review do not restart an upstream deadline. If DSH forwards KT’s notice or the test package later than one Business Day after receipt, DSH bears any consequence of that delay under the Upstream Agreement, and the delay is not XMAX Breach.

3.4 DSH shall promptly transmit properly supported defects to KT, coordinate correction and retesting, and retain dated records. Unaffected capacity may continue testing. Any agreed partial delivery, separate expansion date, reduction, postponement or credit shall be recorded in writing with the affected capacity and matching upstream and downstream billing treatment. An open test item alone does not defer or cancel an otherwise due charge under the fixed commencement arrangement.

3.5 The official Service commencement date and Billing Commencement Date are fixed as 29 October 2026, consistently with upstream Article 8.6. Charges for the initial configuration accrue from that date without being subject to any separate acceptance testing period. Expansion billing follows Article 4.4. The first billing period includes 29 to 31 October 2026 inclusive, prorated as specified in Schedule 2. Completion of separately requested additional disks does not defer commencement. DSH shall retain and share the matched commencement and configuration record; its administrative issue date does not reset the agreed date.

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3.6 Fixed billing commencement does not certify that every technical issue has been resolved or waive applicable defect-remediation or SLA rights. DSH shall pursue and pass through the corresponding relief available from KT. A billing adjustment requires the applicable contractual entitlement or a matching written agreement; testing or a disputed technical item does not itself suspend the payment deadline. No recurring Service Charges accrue under this arrangement for dates before 29 October 2026. Capacity that KT has not made available to XMAX for use on and after 29 October 2026 is treated as unavailable for the purposes of Article 8 and Schedule 3 until it is made available, and DSH shall submit the corresponding SLA claim to KT within KT’s deadline.

3.7 DSH shall promptly report confirmed delivery changes and use reasonable efforts to coordinate implementation. A KT-caused delay does not create an independent DSH guarantee of delivery or model performance. DSH shall pursue and pass through corresponding relief actually available for the affected Services; its own independent breach remains subject to Article 14.

3.8 The Committed Term is sixty (60) months from 29 October 2026 through 28 October 2031, inclusive, matching the Service Period in the Upstream Agreement and its Appendix A. Schedule 2 includes the initial three days of October 2026 and the final twenty-eight days of October 2031, together with the intervening calendar months. The scheduled aggregate quotation has been recalculated for that period using the existing aggregate monthly charges for the initial and expanded GPU configurations; no new unit price or separate storage charge is introduced. Actual expansion delivery and the corresponding billing adjustments shall be recorded under Articles 3.4 and 4.4. A delay does not automatically extend the Committed Term. At XMAX’s written request, DSH shall submit a request for an extension for the affected capacity to KT within five Business Days and relay KT’s response. Any extension and its charges take effect only through KT’s express written agreement and a corresponding signed agreement between DSH and XMAX, identifying the capacity, dates and charges and avoiding duplicate charging for the same period. DSH does not independently undertake to supply an extension that KT has not accepted. Any renewal remains subject to Article 15.1.

4 Aggregate charges and invoices

4.1 The total scheduled Service Charges for the Committed Term are KRW 162,323,130,394, exclusive of applicable VAT and other taxes, payable in the aggregate instalments in Schedule 2. This scheduled total reflects the corrected 29 October 2026 to 28 October 2031 term and proration using the existing aggregate monthly prices, and is subject to the express billing adjustments under Articles 3 to 5 and reconciliation of actual expansion delivery and acceptance. No per-node, per-GPU or per-TB unit price is stated or created. The scheduled total is not an acknowledgment that the entire amount is currently payable. Tax shall be charged only where it is properly chargeable under applicable law and shown on a valid tax invoice. Each party bears the taxes on its own income.

4.2 Storage within the agreed 300 TB initial and 560 TB final scope has a fixed payable service price of KRW 0. It is not deferred consideration or a waived list price recoverable later. No ordinary upstream storage charge may be added as a recurring downstream fee. Additional capacity or services require a separately signed change order with scope and aggregate price before commitment. Hardware-damage compensation, if established, is distinct from a storage service charge.

4.3 After the fixed Billing Commencement Date, charges are for reserved capacity and do not depend on utilization, workloads or idle time. The aggregate Service Charges are KRW 2,539,199,880 per full calendar month for the initial 60-node GPU configuration and KRW 2,708,479,872 per full calendar month for the expanded 64-node GPU configuration throughout the Committed Term, and storage within the agreed scope remains KRW 0. For an incomplete calendar month, the applicable aggregate monthly charge is divided by the actual number of calendar days in that month and multiplied by the billable days, with one final rounding to the nearest whole KRW; the daily rate is not rounded separately. Any written partial-configuration arrangement shall identify the corresponding aggregate adjustment and upstream treatment; no node or day is counted twice. The parties shall retain the calculation. Storage remains KRW 0.

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4.4 Each expansion component becomes billable only after that component has been supplied and the applicable acceptance testing has been completed. The actual dates for the additional four B300 nodes and the additional 260 TB of storage shall be recorded separately with KT and XMAX. The existing initial GPU-configuration aggregate instalment applies until the additional GPU capacity becomes billable; the 64-node rate begins only after all four additional nodes have been supplied and their applicable acceptance testing completed, and the existing expanded GPU-configuration aggregate instalment then applies, subject to a written partial-configuration or partial-month adjustment. A direct mid-month transition from the 60-node to the 64-node configuration is calculated using the respective 60-node and 64-node billable days in that month under Article 4.3, without overlap. Where the GPU expansion is supplied in stages, the parties shall document the corresponding aggregate amount in a written partial-configuration arrangement without creating a per-node unit price. Storage within the agreed scope remains KRW 0 under Article 4.2 and does not itself increase the aggregate Service Charges. The actual corresponding KT receivable, including any upstream storage charge, is reflected in Schedule 2 without a separate downstream storage charge. The parties shall record any adjustment, credit or refund needed to reconcile advance billing with the actual component delivery and acceptance dates, by a corresponding written billing reconciliation. The reference months in Schedule 1 and the assumed full configuration from December 2026 in KT’s estimated billing schedule are planning and calculation assumptions, not confirmations of actual delivery. This clause does not postpone the fixed initial commencement date, extend KT’s payment deadlines or permit unilateral withholding of a disputed KT invoice. Any additional scope, price or term change requires the relevant parties’ written agreement. Expansion capacity is not billable under this Agreement before it has been supplied to XMAX and has completed the applicable acceptance testing.

4.5 DSH’s monthly statement shall follow the month-by-month allocation and initial-invoice rule in Schedule 2 and identify the service period, billable configuration and days, total Service Charges (T), supported KT Portion (A), DSH Remaining Amount (B), taxes, credits, prepayments and net sums due. On the same tax and credit basis, A + B = T and B = T minus A. An unpaid or not-yet-due A remains allocated to KT and does not become B. Penalties, damages and unrelated balances shall be documented separately from ordinary monthly Service Charges.

4.6 The DSH Remaining Amount forms part of the agreed consideration for DSH’s infrastructure integration, local support and technical services under this Agreement and the existing cooperation framework. It creates no additional consulting, brokerage or commission fee. DSH remains the contractual service provider until an approved succession takes effect; the payment method does not by itself make DSH an agent or broker of KT.

5 Payment routing and settlement

5.1 Subject to KT’s written acceptance of the protocol at closing, XMAX shall make two separate monthly payments as itemized in Schedule 2: KT Portion (A) directly from its corporate account to KT’s verified designated account, expressly on behalf of DSH and in discharge of the identified DSH obligation; and DSH Remaining Amount (B) separately to DSH’s verified designated corporate account. This applies to each ordinary service invoice. There is no jointly controlled account, shared bank mandate or DSH custody of the KT Portion. The separate third-party account for disputed DSH Remaining Amount (B) amounts under Article 7.14A is an internal dispute arrangement and does not change the two-leg monthly payment protocol for the payment to KT Portion (A).

5.2 Except for the initial invoice, KT invoices by the fifth day of the Usage Month and payment is due fourteen calendar days after invoice issuance. The initial KT invoice shall be issued on 3 November 2026 for the prorated Charges for 29 to 31 October 2026 plus the full November 2026 Charges, and its Due Date is fixed as 6 November 2026. XMAX shall ensure that the full KT Portion is received by KT in cleared funds by that date. DSH shall forward each KT invoice within one Business Day after receipt, stating its issue date, service period and original Due Date. Forwarding does not restart or extend the payment period. DSH shall give XMAX KT’s verified account details for the KT Portion and KT’s written confirmation of the initial invoice amount no later than 30 October 2026. XMAX may pay the initial KT Portion in the amount stated in paragraph S2.3 of Schedule 2 before the KT invoice is forwarded.

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5.3 DSH shall issue the corresponding DSH Remaining Amount (B) invoice or combined payment statement for the same service period as the KT invoice, using the Schedule 2 allocation and the express adjustments under Articles 3 to 5. It shall show total T, KT Portion A, balance DSH Remaining Amount (B), both payees and the common deadline corresponding to KT’s invoice Due Date. For the initial invoice, DSH shall issue its matching statement on 3 November 2026 and both KT Portion (A) and DSH Remaining Amount (B) are due on 6 November 2026. XMAX shall make two separate transfers: KT Portion (A) directly to KT on behalf of DSH and B directly to DSH. No additional advance, security deposit or third payment is required. For a late DSH invoice or correction, DSH shall allow fourteen days from its issuance for the affected DSH Remaining Amount (B) amount; that does not extend the fixed or existing KT deadline for KT Portion (A).

5.4 DSH shall reconcile actual capacity, billable days, taxes, credits and receipts under both payment legs by the fifth day of the following month. Excess amounts shall be credited to the same payee’s corresponding receivable or refunded at final settlement; a shortfall shall be supported by a corrected statement. A KT adjustment follows its upstream due date and a DSH adjustment follows the matching fourteen-day invoice period. No sum already credited to one liability shall be collected again.

5.5 Each KT remittance shall identify DSH, the upstream agreement, invoice and service period. XMAX shall promptly give payment evidence to DSH; DSH shall seek KT’s receipt and allocation confirmation. Actual cleared funds received by KT reduce XMAX’s corresponding liability under this Agreement to the same extent, without a second payment to DSH. Each payment of monthly Charges (the KT Portion) made by XMAX to KT on DSH’s behalf shall be deemed to be, and treated for all purposes of this Agreement as, payment by XMAX to DSH of the corresponding amount of the Service Charges for the relevant service period, and DSH shall have no claim against XMAX for that amount. A bank instruction alone is not settlement. The protocol must prevent the same receipt being applied to an unrelated DSH debt. A transfer by XMAX of the KT Portion to KT’s verified designated account that identifies the invoice and service period discharges XMAX’s corresponding obligation under this Agreement on receipt by KT, whether or not KT applies it to that invoice, and any application by KT to another DSH obligation is DSH’s responsibility.

5.6 Payments are in KRW by cleared cash bank transfer without set-off or deduction, except as required by law or for an expressly recorded matching credit. XMAX bears remittance and intermediary-bank costs so the full amount is received. Any approved foreign-currency funding uses the executing bank’s actual transaction confirmation and does not change the KRW debt; XMAX shall cover any shortfall. Account changes require independent verification with the named corporate payee. If applicable law requires XMAX to withhold or deduct tax from a payment, XMAX may do so, shall pay the amount withheld to the competent authority and shall give the payee the official receipt, and the amount withheld is treated as paid. Any proposed bank-conversion channel shall be discussed separately after signing once operations have stabilised; KT has not committed to it, and it does not change KRW billing, KRW receipt obligations or existing payment deadlines. DSH shall give XMAX the forms and information reasonably requested to reduce or eliminate withholding.

5.7 An invoice dispute must be notified within seven days after receipt and does not suspend the applicable full-payment deadline. DSH shall transmit an upstream dispute within KT’s deadline; subsequent corrections are credited once. An overdue KT Portion bears the upstream Article 8.4 interest, calculated daily at two percent per month or the highest lawful rate, whichever is lower. DSH does not impose an additional contractual late-payment penalty or security requirement for B. Outstanding DSH Remaining Amount (B) remains payable and subject to the ordinary contractual recovery process. As between DSH and XMAX, DSH bears any interest, suspension charge or other consequence of a late payment of the KT Portion to the extent caused by DSH’s late forwarding of a KT invoice, inaccurate payment instructions or failure to comply with Article 5.2, and a resulting suspension, including an immediate suspension for the initial invoice, is not counted against XMAX under Article 10.3 or treated as XMAX Breach.

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5.8 DSH shall supply accurate and timely instructions and shall not cause XMAX to pay an unsupported amount. XMAX shall maintain funding and payment arrangements sufficient to meet the verified deadlines. DSH is not required to bridge-finance XMAX. DSH’s own delay or misallocation is not treated as XMAX Breach. If KT has not accepted the required direct-payment protocol, the parties shall complete the alignment under Article 2 rather than silently switching to a different collection arrangement.

6 Operations support and intellectual property

6.1 DSH provides infrastructure integration and local infrastructure support using its own tools, and technical assistance with optimization and customer-specific configuration. XMAX owns or controls its core models, algorithms, applications, workloads and Customer Data. DSH retains ownership of its pre-existing or independently developed infrastructure tools, scripts and know-how. No ownership transfer is implied by deployment. Any commissioned deliverable and its necessary licence shall be agreed in writing.

6.2 DSH has no independent right to access, operate, use or repurpose the servers, GPUs, storage or Customer Data. Every DSH operation, including maintenance, technical support, configuration, software or firmware changes, password or permission changes, reboot and physical intervention, requires XMAX’s prior recorded written consent within KT’s permitted scope. Approval may be an identified work order or an expressly approved maintenance plan; silence, technical capability or an old credential is not consent.

6.3 DSH shall keep named least-privilege access, operation and approval records; protect credentials; and report unauthorized activity promptly. It shall not run its own or third-party workloads, copy Customer Data or activate unapproved automated operations. Where urgent work is needed, DSH shall seek expedited approval and coordinate with KT. This Agreement gives DSH no unilateral emergency override of Article 6.2.

6.4 These restrictions apply to DSH’s activities. They do not purport to remove KT’s separately agreed maintenance, inspection, security or regulatory rights. XMAX shall cooperate with valid KT access and checks, including the documented pre-handover checks, without treating DSH’s consent restriction as a veto of KT’s upstream rights. DSH shall forward notices, identify the operator and purpose, and seek the least disruptive implementation.

6.5 Customer-supplied disks, trays and other additions require the relevant compatibility, access and installation approvals. XMAX bears its own procurement and compatibility responsibility for its supplied equipment. That does not excuse unrelated KT or DSH faults, authorize a different acceptance scope, or allow hardware-damage recovery without causation and supporting records.

6.6 Where an operation is reasonably necessary to meet an identified upstream obligation, DSH shall provide the proposed scope, responsible personnel, reason, effects and relevant deadline. XMAX shall give a timely written decision and, if it declines the proposed work, cooperate on a lawful and technically adequate alternative, including execution by KT or another approved operator where available. Neither a delayed response nor urgency constitutes consent for DSH to operate. Actual consequences of an unjustified failure by XMAX to perform this cooperation obligation are subject to the evidence and causation requirements of Article 9; justified refusal of unapproved or unsafe work is not automatically a breach.

7 SBLC and corporate guarantee

7.1 XMAX shall procure an irrevocable and unconditional SBLC in favour of KT through a global Tier 1 bank with an investment-grade rating from S&P, Moody’s or Fitch, subject to ISP98 and advised by authenticated SWIFT MT760. XMax Inc. shall act as applicant on behalf of DSH, the supported upstream Customer. The Required SBLC Amount is KRW 10,833,919,488, based on the DSH–XMAX full-configuration aggregate monthly instalment. This is the current required available amount, not a lifetime aggregate ceiling across reinstatements or an overall liability cap.

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7.2 The SBLC shall implement upstream Articles 9.1 and 9.3 and Appendix E as conformed to the SBLC form. It secures only (a) the monthly Charges (the KT Portion) for Services actually accepted and billable and late interest thereon, and (b) the Early Termination Penalty, but only where the early termination is caused by XMAX Breach or, where caused by DSH, after XMAX has been given and has not exercised the opportunity to assume the Upstream Agreement under Article 12 (the “Secured Obligations”). It does not secure damages, indemnities, termination, dispute or enforcement costs, attorneys’ fees or any liability caused by DSH’s own breach, insolvency or failure to remit funds. Each drawing must be supported by the documents specified in the SBLC for the applicable drawing event, including copies of notices given and certification that the applicable cure and election periods have expired.

7.3 For ordinary payment default, KT’s specific route permits suspension after seven days overdue and, if the default of monthly Charges remains uncured thirty days after the applicable Due Date and KT terminates as a result, a drawing of the unpaid monthly Charges and late interest and, only if the conditions of Article 7.6 are satisfied, the Early Termination Penalty, up to the available balance. For the initial invoice due on 6 November 2026, if the initial KT Portion of KRW 2,658,054,300 is not received by KT in full by that date, KT may immediately suspend the Services and immediately terminate the Upstream Agreement by written notice without any cure period under upstream Article 11.2; the ordinary seven-day suspension threshold and thirty-day payment cure period do not apply to that initial-payment exception. Any resulting SBLC drawing may be presented only in accordance with the drawing events and supporting documents expressly stated in the final SBLC, and DSH shall procure that the final SBLC wording addresses that event. A fourth payment delay resulting in suspension permits written-notice termination and drawing on the same terms, subject to Article 12. A suspension caused by DSH’s late forwarding of a KT invoice or inaccurate payment instructions is not counted as an occurrence. For ordinary invoices, the thirty-day period runs from the original Due Date, not from the seventh overdue day. The Corporate Guarantee’s separate seven-day demand rule is not amended by the initial-invoice exception.

7.4 Subject to the permitted initial delivery timetable in Article 2, XMAX shall maintain available SBLC coverage at the Required SBLC Amount and procure any necessary replenishment, amendment or replacement following drawings. XMAX shall restore the available amount to the Required SBLC Amount within fifteen (15) Business Days from the date of each drawing, shall commence replenishment promptly and shall provide reasonable evidence of progress upon KT’s request. A temporary shortfall arising solely from that drawing during the applicable period is not, by itself, a breach or a ground for suspension or termination; other obligations remain unaffected. A reduction caused by a bank honour does not permanently reduce the contractual requirement. This Agreement does not itself cause the bank to assume an unlimited automatically revolving obligation. XMAX shall satisfy this replenishment obligation within the applicable period before pursuing internal reimbursement or attribution against DSH. A DSH reimbursement obligation, non-payment or dispute does not postpone that period or excuse a failure to replenish. XMAX retains its contractual recourse against DSH under Articles 7.14 and 7.14A, without affecting KT’s rights hereof.

7.5 XMAX shall maintain validity until three months after the expiry or termination of the Upstream Agreement and full settlement of the Secured Obligations and deliver the renewed or extended instrument to KT at least thirty days before current expiry. If KT has given written notice at least forty-five days before expiry and no renewed, extended or replacement SBLC is delivered by the thirtieth day before expiry, KT may draw the full available amount, which KT shall hold as cash security for the Secured Obligations only and refund to XMAX upon delivery of a conforming replacement SBLC.

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7.6 KT may draw the Early Termination Penalty under the SBLC only if (a) the Upstream Agreement is terminated early as a result of XMAX Breach, following written notice to XMAX and expiry of the applicable thirty-day cure period; or (b) DSH terminates the Upstream Agreement other than for KT’s uncured material breach, or KT terminates it for causes attributable to DSH that are not caused by XMAX Breach, and in either case KT has first given XMAX written notice and the opportunity to assume the Upstream Agreement under Article 12 and XMAX has not completed the takeover within the fifteen-calendar-day period in Article 12.3. No Early Termination Penalty may be drawn where XMAX terminates under Article 2.7, 8.6, 9.3B or 10.9, where Article 10.10 applies, or where XMAX has assumed the Upstream Agreement. Proceeds may be applied only to unpaid monthly Charges, late interest and, where these conditions are met, the Early Termination Penalty; any excess shall be refunded to XMAX within ten Business Days. The Article 11.5 exceptions for KT material breach, qualifying non-attributable regulatory change and mutually approved written transfer, including a completed novation to XMAX, remain applicable.

7.7 The bank shall honour a complying written demand without requiring a prior judgment, XMAX consent or prior recovery from DSH. A demand is complying only if accompanied by the supporting documents specified in the SBLC for the applicable drawing event, including the relevant invoices, notices of default, termination and step-in, evidence of delivery to XMAX, and certifications that the applicable cure and election periods have expired and that the amount demanded has not been paid from another source. DSH shall seek KT’s written agreement that a drawing for ordinary payment default is made only under Article 7.3.

7.8 Subject to Article 2.9, XMax Inc. shall execute and deliver a separate original Corporate Guarantee in favour of KT, subject to the consequential alignment in this Article, as completed and expressly accepted as upstream Appendix D. The guarantee and SBLC are concurrent security and KT need not first exhaust either one. They are not substitutes for each other. The final guarantee shall preserve the primary, irrevocable and unconditional undertaking, applicable independent indemnity, payment credits and agreed jurisdiction, subject to its express scope, exclusions and limits.

7.9 The Guaranteed Obligations comprise only amounts due and unpaid to KT for: (a) Charges for contractually billable Services within the agreed scope, using the fixed 29 October 2026 commencement and initial-invoice dates under Articles 3.5 and 5.2, and related upstream late interest; (b) the Article 11.5 Early Termination Penalty, but only where the early termination results from a Service Agreement Default or, where it results from DSH’s own breach, insolvency or other cause not attributable to XMAX, after KT has given XMAX notice and the opportunity to assume the Upstream Agreement and XMAX has not completed the takeover within the fifteen-calendar-day period in Article 12.3; (c) other upstream amounts to the extent arising from a Service Agreement Default; and (d) reasonable documented equipment loss or damage solely to the extent directly caused by a Service Agreement Default. Service Agreement Default means a material breach of this Agreement by XMAX not cured within thirty days after written notice, and no breach, insolvency or other default of DSH constitutes a Service Agreement Default. XMAX does not guarantee any other obligation, liability or debt of DSH, including DSH’s own breach, indemnities, KT’s termination, dispute or enforcement costs, unagreed extra capacity or renewal periods.

7.10 Only the Guaranteed Obligations under Article 7.9(a) are payable without KT proving a Service Agreement Default; the obligations under Article 7.9(b) to (d) are payable only upon satisfaction of their stated conditions. DSH insolvency and a DSH–XMAX dispute do not discharge a covered KT debt, but any amount paid by XMAX directly to KT under the payment arrangement discharges the corresponding Guaranteed Obligation. The retained demand threshold is seven calendar days after the relevant Guaranteed Obligation’s Due Date; the payment deadline is thirty calendar days after receipt of a complying guarantee demand. Those periods are not changed by the initial-invoice immediate-suspension exception and do not extend original invoice, suspension, cure, termination or SBLC deadlines. The guarantee does not require a tax gross-up and each party bears its own guarantee-payment bank charges. Ordinary monthly remittances remain governed by Article 5.6.

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7.11 KT requests that the Corporate Guarantee reflect the updated expected upstream contract value of KRW 155,012,298,700, exclusive of applicable taxes, being the total scheduled KT Portion (A) in Schedule 2; this is KT’s current reference and not confirmation of XMAX’s approved final Principal Limit. The Required SBLC Amount remains KRW 10,833,919,488, subject to final SBLC. XMAX shall confirm its board-approved amount and approval basis; a different amount requires express written agreement. XMAX is not bound to any Principal Limit until the board of XMax Inc. has approved it under Article 2.9. The Principal Limit applies to all Guaranteed Obligations under Article 7.9(a) to (d) and is reduced by amounts paid by XMAX under the guarantee and by monthly Charges paid by XMAX directly to KT on DSH’s behalf, counted once. Payments to DSH not received by KT do not reduce it. Only late interest and applicable taxes are payable in addition to the Principal Limit. The Principal Limit is distinct from the Required SBLC Amount. The independent indemnity follows the same scope, limits and credits.

7.12 The final Corporate Guarantee shall be expressly adopted as upstream Appendix D. This priority shall be preserved in the completed documents. DSH makes no further guarantee demand beyond KT’s accepted documents.

7.13 KT shall credit actual receipts against the same underlying obligation to prevent double recovery across ordinary payments, the Corporate Guarantee and the SBLC. That credit does not eliminate replenishment or unrelated remaining debts. Covered obligations accrued during its term and still unpaid survive expiry or termination under its twelve-month claim-tail provisions and any valid timely claim, subject to its release and avoided-payment reinstatement terms. A DSH-caused downstream termination alone does not release the guarantee. A completed takeover may restructure future obligations only through the agreed written novation. Except as provided in Articles 2.8, 8.6, 9.3B and 10.9, this Agreement does not itself release either instrument.

7.14 As between DSH and XMAX, XMAX bears its attributable liability and DSH bears liability caused by DSH’s independent fault. DSH shall reimburse XMAX for amounts actually paid and credited to KT under the SBLC or Corporate Guarantee, including the corresponding interest, penalty and enforcement costs actually paid, except to the extent the payment discharges a liability allocated to XMAX under Article 9, Article 10.7 or Article 11 or Service Charges then due and unpaid by XMAX. A mixed event is apportioned on substantiated causation. No duplicate or consequential recovery is created. Internal reimbursement, dispute or allocation never delays a complying bank honour or a valid KT guarantee demand. DSH shall pay an undisputed reimbursement under this Article within ten Business Days after XMAX’s written demand with supporting records. A disputed liability or amount shall be determined by the parties’ written agreement or a binding adjudication under Article 14.4, and shall be paid within ten Business Days after that determination unless it specifies another payment date. A demand alone does not establish a disputed debt. Pending determination, any corresponding amount withheld from current or future DSH Remaining Amount (B) must be handled exclusively under Article 7.14A. The parties shall promptly exchange the records reasonably necessary to resolve attribution, shall refer any unresolved issue to Article 14.4, and shall adjust the reimbursement to reflect the outcome. DSH shall also reimburse on the same terms any amount XMAX pays to KT in excess of the limit in Article 14.2A and the reasonable documented cost of restoring the SBLC after a drawing that DSH must reimburse. An established duplicate recovery is returned within ten Business Days. A later refund or credit of a reimbursed amount is returned to XMAX or applied to the same obligation, and the reimbursement is adjusted accordingly.

7.14A Internal recourse and segregated disputed amounts. XMAX retains its reimbursement, indemnity and other recourse claims against DSH under this Agreement, including Articles 2.7, 2.8, 7.14, 8.6, 10.9, 12.4 and 14.2A, and either party may pursue a disputed claim under Article 14.4. An amount mutually confirmed in writing as a DSH debt and due but unpaid may be set off against the DSH Remaining Amount (B) currently or subsequently payable. A binding adjudication may be enforced in accordance with its terms. If responsibility or amount has not been so confirmed or determined, XMAX may withhold only the corresponding disputed amount from DSH Remaining Amount (B) and must actually segregate it in a third-party account designated by XMAX. XMAX shall provide DSH evidence of the deposit and the amount held. The operational account mechanism shall be separately agreed in writing; until an account is available and the funds are actually segregated, XMAX may not retain them in its own ordinary accounts or unilaterally apply them in satisfaction of the disputed claim. Segregated funds shall be disposed of under the parties’ written agreement or a binding adjudication. This Article applies only to DSH Remaining Amount (B), never to the KT Portion, payment to KT, security performance or replenishment, and does not restrict KT’s contractual or judicial recovery rights. Articles 2.2, 5.1, 5.6, 5.7 and 10.4 are subject to this limited to DSH Remaining Amount (B) only arrangement.

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7.15 Corporate authority, the guarantee notice and process-agent details, the exact downstream contracting party and the SBLC presentation fields shall be completed and verified before execution. XMax Inc.’s primary obligations under this Agreement and separate guarantee are not replaced by its operator’s participation.

7.16 Upstream administration. (a) DSH shall not agree to an amendment, additional order, extension, assignment, waiver or settlement under the Upstream Agreement that materially increases the capacity, term, payment or security exposure allocated to XMAX, or the obligations supported by or the amount claimable under the Corporate Guarantee or the SBLC, without XMAX’s prior written consent, which shall not be unreasonably withheld or delayed. An unapproved change does not increase XMAX’s liability. (b) DSH shall notify XMAX within one Business Day after receiving a notice of non-payment, breach, suspension or termination under the Upstream Agreement, a guarantee demand or an SBLC drawing, with the available supporting records. (c) Where an overdue upstream amount owed by DSH threatens the Services or the Required Security, XMAX may pay it directly to KT after notifying DSH where practicable. The payment is credited once against XMAX’s obligations, and any amount not allocated to XMAX is reimbursable by DSH under Article 7.14. (d) DSH shall give XMAX copies of the executed Upstream Agreement and of each executed amendment, confirmation and notice relevant to the obligations allocated to XMAX or supported by the Corporate Guarantee or the SBLC, redacted only for pricing and information unrelated to those obligations.

8 Service levels maintenance and external events

8.1 The infrastructure SLA follows the identified KT SLA and the bands in Schedule 3. DSH provides no independent higher availability or model-performance guarantee. XMAX shall notify DSH promptly of incidents and provide reasonably available logs so DSH can submit a claim within KT’s applicable deadline. DSH shall forward maintenance and incident notices and diligently pursue properly supported claims.

8.2 Contractual infrastructure and SLA claims shall be submitted through DSH; XMAX shall procure the Authorized Operator’s compliance with that channel. This does not restrict non-waivable rights, rights expressly granted under an operative security or successor agreement, or approved direct technical incident coordination. A corresponding KT service credit is passed through after it is confirmed and made available to DSH for the affected Services. Credits are applied once to later invoices and are the exclusive monetary remedy for the relevant infrastructure SLA failure; they are not cash refunds and do not reduce the required SBLC amount. DSH’s own independent breach remains subject to Article 14. Late customer evidence affects a credit only to the extent it causes actual rejection or reduction upstream.

8.3 Applicable exclusions include customer-controlled software or networks, qualifying maintenance, customer-caused suspension, prohibited activity and other exclusions in the identified SLA. A hardware or network failure within KT’s control, and related repairs, remain eligible for SLA evaluation under upstream Article 6.3. Repair or suspension alone does not remove that eligibility. DSH shall retain the dated measurement method, scope, exclusions and claims procedure before commencement.

8.4 Force majeure beyond a party’s reasonable control requires prompt notice, mitigation and continuing updates. Financial inability is not force majeure. Accrued payment obligations remain due. For billable capacity, recurring charges continue to the extent DSH remains liable for the corresponding service, subject to actual matching upstream relief and express exceptions here. A qualifying event continuing beyond thirty days shall be handled through the matched upstream termination and settlement process; it is not itself XMAX Breach.

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8.5 Where a regulatory change after effectiveness requires suspension or restriction, the parties shall cooperate on a lawful continuation. For a change not attributable to DSH, XMAX or the Authorized Operator, charges for the affected suspended Services shall not accrue consistently with upstream Article 16.8, and the corresponding no-penalty termination after the unresolved sixty-day process shall be reflected downstream. Accrued charges remain payable. Where a change or violation is attributable to a relevant party, the actual upstream remedies and Article 7 security may apply; this clause supplies no independent immunity from those remedies.

8.6 Prolonged interruption. If a force majeure event, a regulatory suspension or an infrastructure interruption that is not caused by XMAX or its users prevents use of any capacity for more than thirty consecutive days, XMAX may terminate the affected Services by written notice. Recurring Service Charges for the affected capacity cease on the date of the notice, no amount under Article 11 is payable by XMAX, and the termination is not XMAX Breach. At XMAX’s request DSH shall exercise any corresponding upstream termination right and seek KT’s waiver of any upstream termination amount, and DSH shall bear any such amount that is not waived. DSH shall procure the release of the Corporate Guarantee and the SBLC to the extent they relate to the affected Services within thirty days after the termination date, shall bear the issuing bank’s costs of release, and shall indemnify XMAX for any payment under either instrument after that date.

9 Customer obligations and ordinary civil liability

9.1 XMAX shall use the Services lawfully, protect credentials and data, maintain backups, keep its contact and corporate information current, and procure compliance by its Authorized Operator and other approved users. It shall not damage facilities, introduce malware, evade technical controls, conduct unauthorized mining, infringe third-party rights, or transfer, host or resell capacity except as permitted under Article 9.3 and the Upstream Agreement or with any other required written consent.

9.2 Permitted logical, physical and remote-management access is restricted to approved persons and actual locations in Korea, Japan, Singapore and the United States, subject to the operative KT permission record. Access from China or another unapproved location, including concealed access through a VPN, proxy or allowed-country relay, is prohibited by the agreed access restrictions. Japan is expressly included as an approved access country; this is not permission to relocate or export the physical equipment there.

9.3 Commercialization of internal research and development results

(a) XMAX and the Authorized Operator may use the Services for internal research and development of AI services and for commercialization of the results of that internal research and development, including the deployment and operation of products and services based on those results using the Services, provided that the activity complies with applicable law and the agreed geographical, end-user, export-control, sanctions and other mandatory compliance restrictions (“Covered Commercialization”). Covered Commercialization is permitted subject to the notice procedure below and the corresponding Article 16.6 of the Upstream Agreement. DSH shall not impose a separate discretionary approval or refusal requirement.

(b) To enable KT to make advance preparations for network and information security, XMAX shall deliver written notice through DSH sufficiently in advance for KT to receive it at least thirty (30) calendar days before the intended commencement. The notice shall describe the activity, intended commencement date, relevant locations and reasonably known network and information-security requirements. DSH shall promptly transmit the notice, share the available evidence of KT’s actual receipt and promptly relay KT’s comments and subsequent correspondence. DSH shall deliver the notice to KT within one Business Day after receiving it.

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(c) Consistently with updated upstream Article 16.6, Covered Commercialization does not require KT’s separate prior written approval if it complies with applicable laws and the restrictions in the Upstream Agreement. Upon KT’s receipt of the notice, the parties shall consult in good faith regarding necessary technical requirements. DSH shall coordinate that process and promptly relay written responses; DSH does not independently warrant KT’s response or impose a separate discretionary approval. DSH shall ask KT to give any written comments within fifteen Business Days after KT’s receipt of the notice and to identify, in any objection, the specific provision of applicable law or of the Upstream Agreement with which the activity does not comply and the facts relied on. The commercial character of an activity is not a ground for objection. As between DSH and XMAX, unless KT has made an objection of that kind within that period, the notified activity is Covered Commercialization from the intended commencement date stated in the notice, and DSH shall not object to it.

(d) Changes for commercial services, including capacity expansion and network or security configurations, shall be provided subject to calculation of the associated fees and terms through a written amendment or separate additional written agreement with KT and a corresponding written agreement between DSH and XMAX where their scope, price or obligations change. An ordinary commercialization notice does not by itself agree new charges, capacity or security. Covered Commercialization that can be carried on within the existing capacity and network and security configuration does not depend on such an amendment or agreement.

(e) Covered Commercialization complying with the corresponding upstream and downstream provisions is not unauthorized use or a material breach solely because it is commercial or no separate prior written approval has been issued. The other agreed geographical, end-user, audit and mandatory compliance restrictions and their applicable remedies remain in effect. An activity outside Covered Commercialization shall be addressed through consultation among KT, DSH and XMAX, with any written amendment or permission otherwise required for that activity. If KT suspends or terminates the Services, or claims an amount, because of Covered Commercialization carried on in accordance with this Article 9.3, including by reference to upstream Article 16.6 in upstream Article 11.5, the suspension or termination is not XMAX Breach, Article 10.10 applies and Article 11 does not apply.

(f) XMAX and the Authorized Operator may use and commercialize outside the Services any model, weights, software, data or other output developed using the Services. Doing so is not a resale or provision of the Services to another party and does not require notice or approval under this Article. Use permitted by a written consent of KT and DSH is approved use for all purposes of this Agreement.

9.3A Approval requests. XMAX may at any time request approval of a use outside Covered Commercialization that requires a written consent or permission under Article 9.1 or 9.3(e). Within five Business Days after receiving a complete request, DSH shall submit it to KT with DSH’s own approval or its reasons for withholding approval, shall pursue KT’s response diligently, and shall give XMAX a copy of every response. DSH shall not withhold, condition or delay its own approval except on a stated ground that the use would breach applicable law, export-control or sanctions requirements or the Upstream Agreement. A refusal, a conditional approval or the absence of a response is not XMAX Breach. Within five Business Days after receiving a request, DSH shall confirm that it is complete or identify the information that is missing. A refusal or the absence of a response does not affect XMAX’s right to use the Services within the use already permitted.

9.4 XMAX shall cooperate with reasonably required sanctions and export-control verification, maintain the agreed access and usage logs, and permit the contractually authorized audits on reasonable prior written notice. It shall maintain accurate corporate, beneficial-owner, signatory and securities-disclosure information and promptly report material changes. Existing adequate AML and end-user records may be reused; earlier review does not waive later verification or correction requirements. Access for compliance review does not transfer ownership of models or data.

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9.5 Each party bears its ordinary civil liability for its own obligations. XMAX shall indemnify DSH for XMAX-Attributable Upstream Liabilities, including actual covered third-party claims, lawful-use and confidentiality breaches, compliance violations, customer-supplied equipment fault and valid termination consequences, in each case only to the extent caused by XMAX Breach. DSH’s independent misconduct, losses caused by KT, unrelated debts and unrelated business losses are excluded from this internal allocation. The Corporate Guarantee and SBLC respond to DSH defaults without an XMAX breach only for monthly Charges and, after the step-in opportunity under Article 12, the Early Termination Penalty, and any such payment is reimbursable by DSH under Article 7.14.

9.6 For a pass-through claim, DSH shall supply the operative KT provision, relevant event and attribution records, KT demand or other enforceable basis, calculation, due date and matching credits promptly. XMAX shall discharge its properly allocated amount by the corresponding upstream deadline following timely notice. DSH shall not create a shorter separate payment deadline, enlarge the claim through an unsupported admission or collect more than the actual corresponding liability. Urgent cooperation does not remove XMAX’s ordinary right to contest the internal allocation, without prejudicing KT’s separate security rights. XMAX is not required to pay a properly allocated amount earlier than ten Business Days after receiving DSH’s itemized demand, except that where a shorter upstream deadline is already binding because of an event caused by XMAX and could not reasonably have been notified earlier, XMAX shall fund the supported amount by that deadline to the extent reasonably practicable. DSH shall use commercially reasonable efforts to avoid or reduce any liability recoverable from XMAX, including by asking KT to reduce, defer or settle it where the Upstream Agreement permits, and amounts DSH could reasonably have avoided are not recoverable. If XMAX disputes a demand in good faith and pays the disputed amount to KT by its due date, the amount is not overdue, and DSH shall repay it under Article 7.14 to the extent the dispute is resolved in XMAX’s favor.

9.7 Reasonable defence, mitigation, insurer cooperation and recoveries shall be taken into account. An allegation or a permitted protective suspension does not alone prove XMAX’s liability. DSH shall keep XMAX informed of a relevant third-party claim and allow reasonable participation in its defence, without prejudicing an unavoidable upstream response deadline. No double recovery is permitted across ordinary payments, indemnity, insurance, SLA credits and SBLC proceeds.

9.8 Ordinary claims under this Article follow the applicable evidence and dispute process between DSH and XMAX. Separately, a claim or event falling within the Corporate Guarantee or SBLC remains enforceable under that instrument. A downstream dispute does not impose an additional proof requirement, stay or XMAX-approval condition on KT or the bank. Conversely, security proceeds received for the same obligation are credited once and do not create duplicate recovery.

9.9 XMAX shall also bear actual, documented and enforceable amounts payable by DSH to KT under the final equivalent of upstream Article 3.7(c) as a direct result of claims by XMAX or the Authorized Operator against KT, or their acts, omissions or disputes concerning these Services, to the extent attributable to them. This allocation does not depend solely on labelling the event XMAX Breach. It excludes DSH’s independent fault and unrelated business and remains subject to the evidence, defence, mitigation and no-double-recovery procedures above and non-waivable rights. It does not limit the separately agreed security. This Article does not apply to a claim on which XMAX or the Authorized Operator prevails, or to the extent an amount arises from a breach by KT or DSH.

10 Suspension cure and termination

10.1 For an overdue KT Portion under an ordinary invoice, KT may suspend after seven days past the invoice Due Date. For the initial invoice due on 6 November 2026, if full payment is not received by that date, KT may immediately suspend the Services without the seven-day grace period and may immediately terminate the Upstream Agreement by written notice without any cure period under upstream Article 11.2. For other payment defaults, the ordinary payment-cure deadline remains thirty days after the applicable Due Date, without adding a further thirty days after suspension. DSH shall forward the demand and deadline promptly to XMAX and facilitate payment and resumption. Any SBLC drawing following such a termination remains subject to Article 7.3 and the final SBLC.

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10.2 On the first payment delay causing suspension during the committed term, the first fifteen suspension days are exempt from Service Charges; days beyond fifteen remain chargeable. For subsequent such events, charges accrue throughout suspension. Resumption requires the overdue fees, applicable interest and chargeable suspension-period fees to be paid. A suspension does not by itself terminate the Agreement.

10.3 During the committed term, a maximum of three payment delays resulting in upstream Service suspension is permitted. A fourth such delay constitutes a material breach not subject to a further cure period and permits KT to terminate immediately by written notice and draw the SBLC. DSH shall keep and share an event register so a continuation of the same event is not counted repeatedly. The bank presentation shall implement the applicable fourth-occurrence route; no extra thirty-day cure is supplied by this Agreement.

10.4 An overdue DSH Remaining Amount (B) remains a debt to DSH, recoverable through the ordinary contractual process. It is not itself a KT service invoice or an independent right for DSH to draw security or operate the servers. If a downstream default causes an actual DSH liability to KT within the Corporate Guarantee’s Service Agreement Default provision, that security may apply according to its own terms. Any resulting upstream termination and SBLC remedy must satisfy the relevant KT provisions; DSH adds no separate default penalty or automatic acceleration.

10.5 For another remediable material breach, the non-breaching party may give the applicable written notice and thirty-day cure opportunity. Consequences affecting upstream Services must be consistent with the corresponding KT rights and deadlines. A separate DSH Remaining Amount (B) arrear alone does not create a DSH right under this clause to suspend or terminate the upstream Services, accelerate Charges or bypass Article 10.4. No internal period extends an existing KT deadline. KT’s independent service failure does not of itself constitute DSH’s independent breach; DSH shall pursue the applicable upstream remedy.

10.6 The upstream rights concerning insolvency, an undismissed third-party insolvency proceeding after thirty days, material false representations, unauthorized use, actual or reasonably suspected export-control violations and serious security threats remain applicable. Events affecting XMAX, the Authorized Operator or DSH may lead to termination and security enforcement as specified upstream, including deemed Customer-attributable terminations under Article 11.5. Protective action is distinct from proof of an ordinary damages claim. Article 12 preserves the actual KT step-in right but does not invent a standstill on termination or drawing.

10.7 Where an objective material credit event triggers upstream Article 11.4, XMAX shall cooperate in satisfying KT’s notice through the additional security requested by KT, such as an increased SBLC limit, or another remedy satisfactory to KT within fourteen days after receipt. DSH shall forward the notice promptly and shall not request additional security on its own initiative. Failure to meet the upstream remedy has the consequences stated in the Upstream Agreement. Internal cost allocation does not suspend KT’s rights; any bank increase requires the corresponding bank action. As between DSH and XMAX, a KT notice under upstream Article 11.4 is effective only if it states the amount and form of the additional security required and its basis, and XMAX has no liability under this Article or Article 11.6 unless it received such a notice with a reasonable period remaining within the upstream cure period to act. As between DSH and XMAX only, XMAX’s aggregate liability to DSH for a credit event under this Article and Article 11.6 shall not exceed the amount accrued and due to DSH. Any allocation or cap between DSH and XMAX does not limit an applicable KT additional-security requirement or either party’s obligations and liability to KT; a change to KT’s requirements requires KT’s written agreement. For the internal allocation of liability between DSH and XMAX only, a voluntary delisting on a merger, going-private transaction or move to another recognized exchange is not a material credit event. The occurrence of a credit event is not itself XMAX Breach. For that internal allocation only, and without restricting the upstream triggers, applicable cure requirements or KT’s remedies, XMAX bears liability to DSH for a credit event under this Article and Article 11.6 only if the event is a severe downgrade in the credit rating of XMax Inc., attachment or garnishment of its major assets, or its delisting from a stock exchange.

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10.8 On expiry or termination, XMAX shall retrieve, migrate or back up its data within seven Business Days after the effective termination date, subject to lawful access arrangements. DSH shall coordinate the available export process promptly. Data remaining in KT systems may then be permanently deleted under the upstream agreement. Accrued payment, valid civil claims, confidentiality, agreed security procedures and dispute provisions survive to the extent applicable, without enlarging SBLC coverage or expiry.

10.9 Termination for DSH breach. XMAX may terminate the affected Services by written notice if DSH commits an independent material breach of this Agreement that is incapable of cure or is not cured within the period in Article 10.5, or if DSH becomes subject to insolvency, bankruptcy, liquidation or the appointment of a receiver or administrator, ceases the relevant business or becomes materially unable to continue the affected Services. A termination on this basis is not XMAX Breach and Article 11 does not apply to it. DSH shall procure the release of the Corporate Guarantee and the SBLC to the extent they relate to the affected Services within thirty days after the termination date, shall bear the issuing bank’s costs of release, and shall indemnify XMAX for any payment under either instrument after that date. Termination under this Article does not prevent XMAX from exercising its rights under Article 12.

10.10 Upstream cessation. If the corresponding upstream Services are terminated, expire or cease for a reason other than XMAX Breach or an event allocated to XMAX under Article 10.7 or 11.6, the Service Charges for the affected capacity cease on the date the Services cease, Article 11 does not apply, and the parties shall reconcile accrued charges, credits and refunds. Permitted expiry, contractual non-renewal and relief under Article 8 are not XMAX Breach.

11 Termination compensation and allocation

11.1 If XMAX Breach or its wrongful unilateral cancellation causes a valid upstream early termination of the corresponding Services, XMAX shall bear the actual and enforceable upstream termination liability allocated to that event. It shall not pay the same amount twice as a separate contractual penalty, damages claim and SBLC draw. A lawful termination for KT’s uncured material breach, a qualifying non-attributable regulatory change, or a transfer approved in writing by the upstream parties receives the corresponding upstream exclusion. XMAX’s liability under this Article is subject to Article 14.2A.

11.2 The 26 October upstream calculation baseline is the greater of: (a) the difference between the upstream standard and contracted charge multiplied by the number of months to which that difference applied if termination is at or before half of the committed term, or by the remaining committed months if termination is after halfway; and (b) KRW 10,833,919,488. The two amounts are alternatives, not cumulative. The actual calculation, applicable capacity, period and source provisions shall be evidenced; necessary confidential extracts may be reviewed for that purpose. This formula does not create a recurring downstream price adjustment or a separate storage charge.

11.3 A valid termination amount is due within one month after the effective upstream termination, consistently with the final matched obligation. Other established arrears and appropriate civil liabilities are separately itemized. Remaining future monthly charges are not automatically accelerated into a new invoice by this clause. Credits, reductions, insurance and prior payments for the same liability shall be applied once.

11.4 The SBLC and Corporate Guarantee secure termination consequences only to the extent of the Early Termination Penalty under the conditions in Articles 7.6 and 7.9(b), together with unpaid monthly Charges and late interest. Their proceeds reduce the same underlying debt once.

11.5 An approved and completed transfer meeting upstream Article 11.5, including a completed novation to XMAX under Article 12, receives its stated penalty and forfeiture exception. If termination results from DSH’s independent fault rather than an XMAX-attributable event, DSH retains the liability, and the Corporate Guarantee and SBLC respond only for monthly Charges and, after XMAX has been given and has not exercised the opportunity to assume the Upstream Agreement, the Early Termination Penalty. Any such payment is reimbursable by DSH under Article 7.14.

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11.6 Subject to Articles 10.7 and 14.2A, and separately from XMAX Breach, if an insolvency, material credit or other event affecting XMAX or the Authorized Operator validly permits KT to terminate under the final equivalent of upstream Articles 11.3 or 11.4 after the applicable procedure, XMAX bears the actual enforceable upstream liability directly caused by that event and failure of the required remedy for these Services. This allocation does not require the event itself to be labelled a breach. Evidence, mitigation and credits apply to the internal claim; they do not limit KT’s separately agreed termination or security rights.

12 DSH exit and XMAX succession

12.1 For a DSH-only inability to continue, the parties shall implement the KT-approved contract succession mechanism. Under upstream Article 11.9, it applies where KT becomes entitled to terminate under Article 11.2 or 11.3 because of DSH’s uncured material breach, bankruptcy or insolvency. A different DSH-only exit outside that trigger requires KT’s written agreement to the transfer.

12.2 DSH designates XMax Inc. as its successor for the affected upstream Services and agrees to execute and facilitate the transfer when the KT conditions are satisfied and XMAX exercises its right. XMax Inc., or its designated Affiliate as permitted by upstream Article 11.9, has the right but not the obligation to assume all DSH Customer rights and obligations under the Upstream Agreement. DSH shall not add an independent consent condition to that KT-granted right. The incoming entity shall be identified in the three-party novation. Designation or election alone does not complete the transfer, discharge DSH or release existing security.

12.3 Where upstream Article 11.9 applies, KT shall give the prescribed written notice to XMAX. XMAX shall give DSH a copy promptly. XMAX or its permitted designated Affiliate has the right, but not the obligation, to exercise the step-in right by completing the takeover within fifteen calendar days after receipt of KT’s notice, including execution of the novation agreement, actual payment of all overdue Charges. DSH shall forward any notice it receives within one Business Day and supply available information promptly; forwarding does not restart the period. DSH shall cooperate promptly so that all completion steps can be achieved within that period.

12.4 Completion of the takeover requires cure of all outstanding DSH defaults, including actual payment of overdue Charges, within the fifteen-calendar-day period in Article 12.3, as required by upstream Article 11.9. DSH shall promptly provide available default and payment information and cooperate on the cure schedule with KT and XMAX. No additional DSH-imposed cure condition applies. Internal responsibility and reimbursement are governed by Article 7.14 and any documented cure-funding settlement; that allocation does not suspend a valid KT demand or substitute for the upstream cure condition. XMAX may claim reimbursement of amounts it pays to cure a DSH default under Article 7.14. Undisputed amounts are payable within the applicable ten-Business-Day period; disputed responsibility or amounts are determined under Article 14.4, with any withholding, segregation or set-off governed exclusively by Article 7.14A. This internal process does not delay completion of the upstream cure or takeover/step-in rights.

12.5 The parties shall act promptly to preserve and implement the KT step-in opportunity, including timely notice, election and novation work. Under the SBLC and the Corporate Guarantee, no demand for the Early Termination Penalty may be made before expiry of the fifteen-calendar-day completion period in Article 12.3, and the security instruments shall be conformed to that period. Any bank change shall follow the bank instrument’s requirements.

12.6 Where XMAX or its permitted designated Affiliate chooses to exercise the step-in right, DSH shall promptly execute the three-party novation with KT and the successor within the fifteen-calendar-day period in Article 12.3. The document shall record transferred capacity, rights and obligations, cutover, remaining term, invoices, access, historic debts and the treatment of security. The scope of DSH’s release shall be expressly recorded. A completed mutually approved written transfer receives the applicable Article 11.5 penalty and Article 9.3(d) forfeiture exception. DSH shall provide the available inventory, acceptance, technical, access and settlement records for the handover, subject to confidentiality and lawful access.

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12.7 DSH’s recurring charges for transferred capacity cease at the agreed cutover. The parties shall reconcile accrued DSH Remaining Amount (B), KT payments, unused prepayments, credits, agreed cure funding and established liabilities. XMAX’s post-cutover service price is the price recorded in the KT novation. No same capacity, period or liability shall be charged twice. Untransferred capacity and expressly surviving obligations remain governed by this Agreement. A voluntary cure payment is credited only to the liability it actually discharges and does not automatically cancel other sums payable to DSH. A transition under this Article is not XMAX Breach and Article 11 does not apply to it.

12.8 KT, XMAX and the relevant bank shall document continuation, amendment, replacement or release of the security at novation, consistently with the final guarantee and bank terms. If XMAX assumes the Upstream Agreement, no Early Termination Penalty or other liability of DSH may be claimed under the Corporate Guarantee or the SBLC, and XMAX’s cure payments are credited against the secured obligations. XMAX shall maintain the Required SBLC Amount and validity until KT accepts the required replacement or release. Existing proceeds are credited to the same obligations once.

13 Confidentiality representations and disclosure

13.1 Each party warrants its lawful existence, necessary corporate approvals, authority to sign and absence of a conflicting binding obligation. XMAX shall procure the necessary operator and guarantor approvals and accurate relevant corporate and regulatory disclosures. The specified approvals and downstream execution matters may be completed by 17 November 2026 within the accurate-disclosure conditions in Article 2.4, and valid signing authority is required when each document is executed. DSH is responsible for its own approvals and upstream representations. Material inaccuracies shall be corrected promptly and may have the contractual consequences specified in the final aligned documents. XMAX’s obligation to procure the guarantor approval for the Corporate Guarantee is subject to Article 2.9, and an inaccuracy in an upstream representation about that approval made by DSH without XMAX’s written confirmation under Article 2.9 is not XMAX Breach.

13.2 Non-public pricing, technical data, business information and Customer Data shall be used only for performance and disclosed only to persons with a need to know and equivalent confidentiality duties. Exceptions cover information already lawfully known, public without breach, independently developed or lawfully obtained from another source. Required legal or regulatory disclosure is permitted with advance notice where lawful and practical.

13.3 DSH may provide KT and the issuing or advising bank the documents reasonably necessary to approve, perform and enforce this transaction, including this signed Agreement with redactions KT permits. Relevant pricing or liability calculations must remain available through confidential review where needed. Neither party shall publish the other’s or KT’s name, branding or project terms without required written consent, except for mandatory disclosure under applicable law.

13.4 Confidentiality continues for three years after termination; protection of Customer Data and trade secrets continues while their confidential or trade-secret character persists. Ownership rights in Article 6 survive termination. This Agreement supplements the existing technology and business cooperation framework only for this GPUaaS transaction and does not transfer unrelated intellectual property or replace that framework’s unrelated services.

14 Liability limits and dispute resolution

14.1 For an infrastructure event, DSH’s monetary liability is limited to the corresponding recovery finally recognized and made available for the affected Services, subject to the exclusive SLA remedy. The current upstream limit on KT’s own liability is the relevant four months of paid charges; it is not a promise of four months’ recovery for every incident and is not XMAX’s aggregate liability cap.

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14.2 For DSH’s own direct breach, DSH’s aggregate damages liability shall not exceed the Service Charges actually discharged by XMAX through both payment legs during the six months preceding the event. The established internal reimbursement debt under Article 7.14 and return of unapplied funds or duplicate receipts are settlement obligations and are not limited by that damages cap. Additional damages remain subject to this Article and non-excludable liabilities remain unaffected. This internal cap is not binding on KT under the upstream or security documents. This Article does not limit liability for fraud, willful misconduct or gross negligence.

14.2A Maximum liability of XMAX for upstream amounts. XMAX’s total liability to DSH for XMAX-Attributable Upstream Liabilities, the indemnity in Article 9.5, amounts allocated under Articles 9.9, 10.7, 11.1 and 11.6, and any other amount recoverable for liabilities of DSH under the Upstream Agreement, taken together and including any amount XMAX pays to KT under the Corporate Guarantee or the SBLC, shall not exceed the Service Charges that remain payable for the rest of the then-current term. The limit is measured at the date of the event giving rise to the liability or, for termination liability, immediately before the termination date. It does not limit XMAX’s obligation to pay Service Charges for Services actually delivered, late interest on them, or XMAX’s obligation to maintain the Required Security. Any amount XMAX pays to KT under the Corporate Guarantee or the SBLC in excess of this limit is reimbursable by DSH under Article 7.14. This limit and the corresponding reimbursement obligation apply between DSH and XMAX only and do not bind KT. They do not reduce the underlying amount recoverable by KT or release either party from its applicable obligations to KT. KT may pursue DSH and XMAX separately or concurrently through judicial proceedings to the extent of each party’s obligations under the Upstream Agreement and the applicable final valid security documents. Any disputed DSH reimbursement claim remains subject to Articles 7.14, 7.14A and 14.4; it does not permit unilateral retention or application of disputed DSH Remaining Amount (B) outside the third-party-account mechanism. There shall be no double recovery of the same obligation.

14.3 Neither party is liable to the other for indirect or consequential loss, including lost profit, opportunity, reputation or anticipated savings, except where liability cannot lawfully be excluded. This does not excuse Service Charges, expressly allocated upstream liabilities under Articles 9 and 11, required security, hardware compensation or established repayment obligations. Neither the SBLC amount nor the Corporate Guarantee Principal Limit is a cap on XMAX’s liability, which is limited only as stated in Article 14.2A. The Corporate Guarantee’s separate equipment-damage, interest, taxes and enforcement-cost treatment is preserved. The exclusion in this Article does not apply to fraud, willful misconduct or gross negligence, or to misappropriation or misapplication of funds paid to DSH for KT or otherwise payable to XMAX. Articles 14.1 to 14.3 do not limit DSH’s payment, reimbursement, release, indemnity and return-of-funds obligations under Articles 2.7, 2.8, 7.14, 7.14A, 8.6, 9.3B, 10.9 and 12.4.

14.4 This Agreement and related non-contractual obligations are governed by the laws of the Republic of Korea. The parties shall attempt good-faith consultation, without delaying payment or urgent protective action. The Seoul Central District Court has exclusive jurisdiction as court of first instance. Consultation does not bar urgent relief or preservation of a claim within an applicable deadline.

15. Term notices and general provisions

15.1 The initial commercial term and matching upstream confirmation are governed by Article 3.8 and Schedule 2. Subject to the final matching upstream arrangement, renewal is for successive one-year periods unless either party gives notice of non-renewal at least thirty days before expiry. DSH shall transmit any required upstream notice promptly and verify receipt. A renewal shall not extend an SBLC beyond its operative terms without the required bank action or silently create a different price. XMAX’s timely notice of non-renewal is not XMAX Breach and does not create an obligation for a further term merely because DSH did not implement the corresponding upstream non-renewal.

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15.2 Notices shall be in writing by email with confirmation or reliable evidence of actual receipt, courier or registered mail to verified particulars. DSH email: lucius-liang@dshhyper.com. XMAX email: steven_zhao@xmax.com, with a copy to Jeffrey.Li@fisherbroyles.com. The counsel copy does not substitute for notice to XMAX or appoint an agent for service. Physical notice addresses shall be completed at signature. Forwarding a KT notice shall state its original receipt date and operative deadline and does not restart time. A notice received outside 09:00 to 18:00 Seoul time on a Business Day is treated as received on the next Business Day for calculating response periods.

15.3 No assignment, transfer or subcontracted operation outside the approved scope is permitted without the necessary written consents, except for the expressly approved Article 12 process. Covered Commercialization under Article 9.3 does not, by itself, constitute an assignment or transfer of this Agreement. The parties are independent contractors. No partnership, joint venture, agency or authority to bind the other is created. A direct-payment mandate does not assign the whole service contract.

15.4 This Agreement and its completed schedules contain the agreement for these Services. A material change to the upstream scope, term, amount or risk allocation is not automatically incorporated; it requires the parties’ signed alignment and any necessary KT or bank approval before DSH assumes the changed commitment. Routine performance of already agreed obligations is not subject to a fresh discretionary approval that delays an existing deadline.

15.5 An invalid provision does not invalidate the remaining provisions; the parties shall replace it with a lawful provision reflecting its purpose. Failure to exercise a right is not a waiver. Counterparts and permitted electronic signatures are effective. Accrued payment, settlement, security, confidentiality, intellectual property and dispute provisions survive as applicable. The Corporate Guarantee and SBLC continue or are released under their own accepted terms and are not cancelled by an inconsistent downstream survival clause.

16. Governing Security Documents

Notwithstanding anything to the contrary in this Agreement, all matters concerning the rights and obligations under the Corporate Guarantee and the SBLC, including their scope, exclusions, limits, demand, payment, expiry and release terms, shall be governed by the respective final documents agreed by the relevant parties, including KT and, where applicable, the issuing bank, and validly executed or issued. In the event of any inconsistency, the relevant final Corporate Guarantee and the SBLC shall prevail in respect of those rights and obligations. No general guarantee, indemnity, joint-and-several liability or other broader wording in this Agreement shall expand or override the expressly agreed scope, exclusions or limits of either security instrument. This priority does not, of itself, discharge a payment, compensation or indemnity obligation independently owed under this Agreement and not arising solely under either security instrument, or the separate obligations to procure, deliver, maintain, renew and replenish the Required Security under Articles 2 and 7.4. Those obligations remain subject to their agreed terms, including any applicable replenishment period, unless expressly amended in writing by the relevant parties, including KT where its rights or requirements are affected. This Article creates no additional security obligation, and no recovery under either security instrument may exceed its agreed scope or limits. The same obligation shall not be paid by XMax or recovered by KT twice. No internal liability cap, allocation, reimbursement, indemnity, withholding, set-off, release undertaking or dispute under this Agreement waives, discharges or restricts KT’s rights under the Upstream Agreement and the applicable final valid security documents, including judicial recovery against DSH and XMAX separately or concurrently to the extent of each party’s applicable obligations. This Agreement does not make the SBLC KT’s exclusive remedy. Any limitation, exclusion, no-demand or release wording in Articles 7.2 to 7.13, 9.5, 11.4, 11.5, 12.5, 12.8 or elsewhere in this Agreement cannot itself amend KT’s or the bank’s rights, prevent an otherwise valid claim or effect an early release without the affected party’s express written consent. These savings preserve existing rights and do not enlarge either party’s obligations to KT or the expressly agreed scope or limits of either security instrument. This Article does not apply to, and is subject to, Article 2.7 on a Closing Failure. Internal recourse against DSH by XMax remains available, subject to the dispute and segregation arrangements in Articles 7.14, 7.14A and 14.4, and cannot delay payment to KT or timely security performance and replenishment.

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Schedule 1 Capacity and delivery record

Stage	Configuration	Reference planning and acceptance
Initial	60 B300 nodes and 480 GPUs with 300 TB VAST Storage	Fixed commencement on 29 October 2026; initial invoice includes 29–31 October and full November

Expansion	4 additional B300 nodes and 32 GPUs with 260 TB additional VAST Storage	KT’s current planning indication is GPU expansion in November 2026 and storage expansion in December 2026 or January 2027. These are estimates; actual component delivery and the matching billing treatment require written confirmation.

Final	64 B300 nodes and 512 GPUs with 560 TB VAST Storage	The final configuration is achieved upon completion of both expansion components. KT’s Appendix A assumes the full configuration from December 2026 for estimated billing; this is not confirmation of actual delivery.

S1.1 Included ancillary equipment and support are limited to the approved inventory, including management servers, UFM, switches and designated technical support where confirmed. The final inventory shall identify asset or node IDs, usable capacities, supplied accessories and operator responsibility. The Corporate Guarantee covers equipment loss and damage only to the extent directly caused by a Service Agreement Default. This schedule does not certify delivery or acceptance.

S1.2 Retain the dated technical test and delivery record, provisioning notice, defects, corrective actions, retest results, delivered and billable configuration, fixed 29 October 2026 commencement and matching upstream record. Customer-supplied disks and trays shall be separately identified with compatibility and installation approvals. Those records support remediation and matching billing adjustments; their administrative completion does not postpone the fixed commencement date.

Schedule 2 Monthly KRW payment schedule

S2.1 All table amounts are in KRW and exclude applicable taxes. Each row shows the aggregate Service Charges (T) for the billable days in that usage month, the monthly payment to KT on behalf of DSH (A), and the separate DSH Remaining Amount (B) payable to DSH. A + B = T. The sixty-month period is 29 October 2026 through 28 October 2031 inclusive; the table includes the first three days of October 2026 and the final twenty-eight days of October 2031. The scheduled first-period total is KRW 245,729,021, the scheduled final-period total is KRW 2,446,368,917 and the full scheduled total is KRW 162,323,130,394. Agreed storage remains KRW 0. No per-node, per-GPU or per-TB unit price is created. Actual expansion dates and the corresponding written billing reconciliation under Article 4.4 remain applicable. The Required SBLC Amount remains KRW 10,833,919,488 and is not an additional service fee.

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S2.2 The scheduled KT Portion (A) retains the total monthly Charges in Appendix A of KT’s corrected 28 October 2026 F draft for the corresponding Services. It is an allocation within T, not an additional storage charge to XMAX. The DSH Remaining Amount (B) is T less A. Each actual statement shall identify the supported KT invoice, both payees’ verified accounts, billable days, taxes, credits, prepayments, receipts and due dates, with permitted adjustments separately reconciled. The October 2026 and October 2031 rows already reflect three and twenty-eight billable days respectively. A change in allocation does not itself amend T; an unpaid or not-yet-due A does not become B, and an unrelated DSH debt is excluded.

S2.3 The initial invoice is issued on 3 November 2026 and combines the three October service days with the full November instalment; both payment legs are due on 6 November 2026, subject to Article 5.3 for a late DSH statement. December 2026 and subsequent ordinary Usage Months are invoiced by the fifth day of that Usage Month and payable fourteen days after issuance. The billing-month column above follows that revised Article 8.2 rule.

S2.4 Initial invoice calculation on the initial configuration, before tax and any expressly applicable credits: 29–31 October 2026 is 3/31 of the full-month amount of KRW 2,539,199,880, producing T = KRW 245,729,021, A = KRW 234,534,100 and B = KRW 11,194,921. Adding November’s full instalment produces the combined initial invoice of T = KRW 2,784,928,901, paid as A = KRW 2,658,054,300 directly to KT on DSH’s behalf and B = KRW 126,874,601 separately to DSH. T is rounded once to the nearest whole KRW, A follows the schedule and B is their difference. DSH shall reconcile the actual KT invoice, taxes and any valid credits before issuing the matching statement; any discrepancy shall be documented under Articles 5.4 and 5.7 and does not silently change the scheduled total.

Schedule 3 SLA reference bands

Monthly availability	Reference credit rate
99.9 percent or higher	No standard availability credit
99.5 percent or higher but below 99.9 percent	10 percent
99.0 percent or higher but below 99.5 percent	20 percent
95.0 percent or higher but below 99.0 percent	30 percent
Below 95.0 percent	100 percent

S3.1 The identified KT SLA uses the applicable average monthly Charges over the preceding three months as its calculation reference. The actual affected-service scope, eligibility, calculation and exclusions follow the dated operative SLA. The downstream amount is limited to the corresponding credit confirmed and made available for these Services; the table does not multiply a credit across unrelated capacity or create a standalone cash entitlement. Initial-month measurement and claims deadlines shall be recorded before commencement.

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Signatures

The parties confirm that the necessary execution particulars and authority requirements have been completed for the agreed signing sequence, subject to Article 2.9. Document and security delivery follows the express 17 November 2026 deadline where permitted, without postponing the fixed commencement or initial-payment dates. Signing does not itself establish bank issuance, waive pending security approvals or amend an independent security instrument.

For DSH HYPER PTE. LTD.

Signature	Name
Title	Date

For XMax Inc.

Signature	Name
Title	Date

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